EXHBIIT 10.1

EXECUTION VERSION

FIRST AMENDMENT

FIRST AMENDMENT, dated as of June 8, 2015 (this “Amendment”), to the CREDIT AGREEMENT, dated as of June 28, 2013 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among ALLSCRIPTS HEALTHCARE SOLUTIONS, INC., a Delaware corporation, ALLSCRIPTS HEALTHCARE, LLC, a North Carolina limited liability company (individually and collectively, the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) and the other agents party thereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement;

WHEREAS, the Borrower has requested that the Required Lenders approve certain amendments to the Credit Agreement as set forth herein; and

WHEREAS, pursuant to such request, the Required Lenders are willing to consent to such amendments on the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Borrower, the Administrative Agent and the Required Lenders hereby agree as follows:

1.Defined Terms.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

2.Amendments to Section 1.01 (Defined Terms).

(a)Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical order:

“Anti-Corruption Laws”:  all laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Joint Ventures”:  as to the Borrower or any Subsidiary, any other Person a majority of the Capital Stock of which is owned by the Borrower and its Subsidiaries and which is consolidated in the Borrower’s consolidated financial statements in accordance with GAAP, but which is not a Subsidiary of the Borrower.

“Sanctions”:  all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of Treasury or the U.S. Department of State.

“Sanctioned Country”: at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria.

“Sanctioned Person”:  at any time, (a) any Person listed in any sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of

Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

(b)The definition of “EBITDA” is hereby amended as follows:

(i)by amending and restating clause (a) of the definition to read in its entirety as follows:  “non-recurring transaction fees and expenses associated with or incurred by the Borrower or any of its Subsidiaries in connection with this Agreement, any other permitted issuances of Indebtedness or Capital Stock, any Disposition permitted hereunder or any Permitted Acquisition or other Investment permitted hereunder”;

(ii)by amending clause (d) of the definition to read in its entirety as follows:  “cash charges recorded by the Borrower or any of its Subsidiaries in connection with any monetary judgements or settlements arising out of non-ordinary course litigation or any other dispute resolution proceedings, or any facility closures, work force reductions, relocations and product consolidation (provided, that the amount of cash charges permitted to be added back pursuant to this clause (d) shall not exceed $10,000,000 in the aggregate)”;

(iii)by deleting clauses (e), (f) and (h) in their entirety, re-designating clause (g) as clause (e) and deleting the word “and” after such clause (e) and placing the word “and” between clauses (d) and (e); and

(iv)by adding the words “For purposes of this Agreement, upon the First Amendment Effective Date and thereafter, EBITDA shall be deemed to be $52,100,000, $45,300,000, $51,200,000 and $49,500,000 for the fiscal quarters of the Borrower and its Subsidiaries ending June 30, 2014, September 30, 2014, December 31, 2014 and March 31, 2015, respectively.” as the last sentence thereof.

(c)The definition of “Eurocurrency Base Rate” is hereby amended and restated by removing the words “British Bankers Association” and substituting the words “Ice Benchmark Administration” therefor.

(d)The definition of “Eurodollar Base Rate” is hereby amended as follows:

(i)by removing the words “British Bankers Association” and substituting the words “Ice Benchmark Administration” therefor;

(ii)by adding the following proviso to the end of the first sentence thereof:  “provided further, that if the Applicable Screen Rate shall be less than zero, such rate shall be deemed zero for purposes of this agreement”; and

(iii)by adding the following proviso to the end of the second sentence thereof:  “provided, that if the Dollar Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement”.

(e)The definition of “FATCA” is hereby amended as follows: “Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1)

of the Code and any law, regulation, rule, promulgation, or official agreement implementing an official government agreement with respect to the foregoing.”

(f)The definition of “Federal Funds Effective Rate” is hereby amended by adding the following proviso to the end thereof: “provided, that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

(g)The definition of “Subsidiary” is hereby amended by adding the following sentence at the end of such definition:  “Notwithstanding the foregoing, Joint Ventures shall be treated as Subsidiaries solely for purposes of the following Sections of this Agreement and calculating the following financial ratios:  (a) Section 6.1 and clause (ii)(x) of Section 6.2(b); (b) Section 7.1 (including for determining pro forma compliance with Section 7.1 for purposes of clause (e) of the definition of Permitted Acquisition, clause (iii) of Section 2.24(c), clause (i)(x) of Section 7.2(f), clause (i) of the proviso to Section 7.6(e) and clause (ii) of Section 7.9(b)); (c) clause (i) of the proviso in Section 7.5(l) (for purposes of calculating revenues associated with Dispositions); and (d) the Total Leverage Ratio, Senior Secured Leverage Ratio and Interest Coverage Ratio (including for determining compliance or pro forma compliance with the applicable ratio referred to in the definition of Applicable Pricing Grid, the definition of Permitted Acquisition, clauses (c) and (d) of Section 2.11, clause (i) of Section 7.6(d) and  clause (i) of Section 7.9(a)), it being understood that (x) only the portion of the EBITDA and Indebtedness of any such Joint Venture that is attributable to the ownership interest of the Borrower and its Subsidiaries in such Joint Ventures shall be included in the financial definitions and ratios in this Agreement and (y) in no event will the percentage of EBITDA of the Borrower and its Subsidiaries attributable to all Joint Ventures exceed, in the aggregate, 15% of EBITDA.”

3.Amendments to Section 2.6(a) (Swingline Commitment).

(a)Section 2.6(a) is hereby amended as follows:

(i)by adding clause (iii) to the end of the proviso therein, which states as follows: “; and (iii) the aggregate principal amount of Swingline Loans outstanding, together with the Swingline Lender’s outstanding Revolving Loans, shall not exceed the Swingline Lender’s Revolving Commitment then in effect”; and

(ii)by deleting the word “and” immediately prior to clause (ii) of the proviso therein.

4.Amendments to Section 2.19 (Taxes).

(a)Section 2.19 is hereby amended by adding a clause “(i)” after clause “(h)” thereof which reads as follows: “For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Amendment, the Borrower and the Administrative Agent shall treat

(and the Lenders hereby authorize the Administrative Agent to treat) the Loan as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).”

(b)Section 2.19 is hereby amended by adding a clause “(j)” to the end thereof which reads as follows: “For purposes of this Section 2.19, the term "Lender" includes any Issuing Lender and the term "applicable law" includes FATCA.”

5.Amendments to Section 4.20.

(a)Section 4.20 is hereby amended and restated in its entirety, with all necessary and appropriate changes to the table of contents, as follows:

“4.20Anti-Corruption Laws and Sanctions.The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower and its Subsidiaries and their respective directors, officers, employees and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Borrowing or Letter of Credit, use of proceeds or other Transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.”

6.Amendment to Section 6.6 (Compliance with Laws).

(a)Section 6.6 is hereby amended by adding the following sentence to the end thereof:  “The Borrower shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.”

7.Amendments to Section 7.8 (Investments).

(a)Section 7.8 is hereby amended as follows:

(i)  by adding a clause “(s)” to the end thereof which reads as follows:  “Investments in the Person identified during the lender call on May 27, 2015 not to exceed $100,000,000 (which Investment shall be calculated net of any investments then outstanding by such Person, or any Affiliate thereof, in the Borrower)”; and

(ii)  by deleting the word “and” at the end of clause (q) and replacing the period at the end of clause (r) with “; and”.

8.Amendment to Section 7 (Negative Covenants).

(a)Section 7 is hereby amended, with all necessary and appropriate changes to the table of contents, by adding the following section to the end thereof:

“7.17Use of Proceeds.The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation or entity incorporated for formed in the United States or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.”

9.Effectiveness.  This Amendment shall become effective on the date (the “First Amendment Effective Date”) on which all of the following conditions precedent have been satisfied or waived:

(a) Amendment.  The Administrative Agent shall have received a counterpart of this Amendment, executed and delivered by a duly authorized officer of each of the Borrower, the Required Lenders and the Administrative Agent.

(b) Acknowledgement and Consent. The Administrative Agent shall have received an executed Acknowledgement and Confirmation, in the form attached hereto as Annex A, from an authorized officer of each Loan Party.

(c) Representations and Warranties and No Default. The Administrative Agent shall have received a certificate, dated the First Amendment Effective Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 5.2 of the Credit Agreement as of such date.

(d) Fees.  The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date for which invoices have been presented, including all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

10.Continuing Effect of the Credit Agreement.  This Amendment shall not constitute an amendment of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders or the Administrative Agent.  Except as expressly amended hereby, the provisions of the Credit Agreement and each other Loan Document are and shall remain in full force and effect. The Borrower and the other parties hereto acknowledge and agree that this Amendment shall constitute a Loan Document.

11.Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

12.GOVERNING LAW; WAIVER OF JURY TRIAL.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN

SECTION 10.18 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

13.Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. By: /s/ Richard J. Poulton Name: Richard J. Poulton Title: Chief Financial Officer

ALLSCRIPTS HEALTHCARE, LLC By: /s/ Richard J. Poulton Name: Richard J. Poulton Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A., individually, as Administrative Agent and as a Lender

By  /s/ Krys Szremski

      Name: Krys Szremski

Title: Vice President

CITIBANK, N.A., as a Lender

By  /s/ Patricia Guerra Heh

      Name: Patricia Guerra Heh

Title: Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By  /s/ Meghan Starr

      Name: Meghan Starr

Title: Vice President

SUNTRUST BANK, as Co-Documentation Agent and as a Lender

By  /s/ John Cappellari

      Name: John Cappellari

Title: Director

DEUTSCHE BANK SECURITIES INC., as Co-Documentation Agent

By  /s/ William Frauen

      Name: William Frauen

Title: Managing Director

By  /s/ Celine Catherin

      Name: Celine Catherin

Title: Director

DEUTSCHE BANK AG, New York Branch, as a Lender

By  _/s/ Michael Winters

      Name: Michael Winters

Title: Vice President

By  /s/ Peter Cucchiara

      Name: Peter Cucchiara

Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Co-Documentation Agent and as a Lender

By  /s/ Jaime Johnson

      Name: Jaime Johnson

Title: VP

FIFTH THIRD BANK, as a Lender

By:_/s/ Nathaniel Sher
Name: Nathaniel Sher
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:  /s/ Patrick Flaherty
Name: Patrick Flaherty
Title: Vice President

CITIZENS BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Darran Wee
Name: Darran Wee
Title:  Senior Vice President

Sumitomo Mitsui Banking Corporation, as a Lender

By:  /s/ James D. Weinstein
Name: James D. Winstein
Title: Managing Director

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:  /s/ Michael West
Name: Michael West
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:   /s/ Brad Blakely
Name: Brad Blakely
Title: Vice President

COMPASS BANK, as a Lender

By:  /s/ Charles Randolph
Name: Charles Randolph
Title: Senior Vice President

BMO HARRIS BANK, N.A., as a Lender

By:  /s/ Carl Skoog
Name: Carl Skoog
Title: Director

BANK OF AMERICA, N.A., as a Lender

By: /s/ Mark Hardison
Name: Mark Hardison
Title: Senior Vice President

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Sharon Shipley
Name: Sharon Shipley
Title: Vice President

HSBC BANK USA, NA, as a Lender

By: /s/ Meredith Philips
Name: Meredith Philips
Title: AVP

THE PRIVATE BANK AND TRUST COMPANY, as a Lender

By: /s/ Chris O’Hara
Name: Chris O’Hara
Title: Managing Director

FIRST HAWAIIAN BANK, as a Lender

By: /s/ Dawn Hoffman
Name: Dawn Hoffman
Title: Senior Vice President

ANNEX A

ACKNOWLEDGEMENT AND CONFIRMATION

Each of the parties hereto hereby acknowledges and consents to the First Amendment, dated as of June __, 2015 (the “Amendment”), to the Credit Agreement, dated as of June 28, 2013 (as amended, supplemented or modified from time to time, the “Credit Agreement”; capitalized terms used herein, but not defined, shall have the meanings set forth in the Credit Agreement), among ALLSCRIPTS HEALTHCARE SOLUTIONS, INC., a Delaware corporation, ALLSCRIPTS HEALTHCARE, LLC, a North Carolina limited liability company, the several banks and other financial institutions or entities from time to time parties thereto and JPMORGAN CHASE BANK, N.A., as administrative agent, and agrees with respect to each Loan Document to which it is a party:

(a)all of its obligations, liabilities and indebtedness under such Loan Document shall remain in full force and effect on a continuous basis regardless of the effectiveness of the Amendment; and

(b)all of the Liens and security interests created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, regardless of the effectiveness of the Amendment, as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and under its guarantees in the Loan Documents.

THIS ACKNOWLEDGMENT AND CONFIRMATION AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ACKNOWLEDGMENT AND CONFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

This Acknowledgment and Confirmation may be executed by one or more of the parties to this Acknowledgement and Confirmation on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Acknowledgement and Confirmation by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

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[LOAN PARTIES]

By_________________

    Name:

    Title: